CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event) June 19, 2014; (April 15, 2014)

DYNARESOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 744 East Tower, Irving, Texas 75039

(Address of principal executive offices (zip code))

(972) 868-9066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On April 15, 2014 David S. Hall was appointed as Executive Vice-President and Chief Financial Officer of DynaResource, Inc. Mr. Hall has 30 years broad accounting, auditing and entrepreneurial expertise. Prior to joining Dyna, Mr. Hall was the owner and Managing Director of The Hall Group, CPAs located in Dallas, Texas. The Firm performed the financial audits and SEC reporting for Dyna since 2005 and has been in operation since 1991. The Firm specialized in financial audit, tax and consulting for Public Companies and Non-Profit Organizations. His expertise is in mining and extraction, film and recording production, real estate, construction and services industries.

Prior to founding The Hall Group, CPAs, Mr. Hall worked in CFO and Controller positions for David Weekley Homes and Browning Ferris Industries (BFI). He began his career with the Big 4 Firm Deloitte and graduated with honors with a BBA degree in accounting from University of Louisiana Monroe. He passed the CPA exam on the first sitting.

Charles Smith, the former Chief Financial Officer, continues to serve as Secretary and Treasurer of DynaResource, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.
(Registrant)

/s/ K.W. Diepholz
Name: K.W. Diepholz
Title: Chairman and CEO

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